                                                                  Exhibit 99.1

                                 DETACH HERE


                       EQUITY OFFICE PROPERTIES TRUST
                          Two North Riverside Plaza
                           Chicago, Illinois 60606

        This Proxy is solicited on behalf of the Board of Trustees of
                        Equity Office Property Trust
P
R
O
X
Y
           The undersigned hereby appoints and Timothy H. Callahan and Stanley
      M. Stevens, and each of them, proxies, with power of substitution and revocation, acting by majority of those present and voting or, if only one is present and voting, then that one, to vote the common shares of beneficial interest in Equity Office Properties Trust which the undersigned is entitled to vote as designated herein, at the special meeting of shareholders to be held at One North Franklin Street, Chicago, Illinois, on Friday, December 19, 1997 at 8:00 a.m., local time, and at any adjournment thereof, with all the powers the undersigned would possess if present.




                                                                  [SEE REVERSE]
                                                                       SIDE
                 CONTINUED AND TO BE SIGNED ON REVERSE SIDE

          PLEASE SIGN AND DATE ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                 CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                 DETACH HERE

[ X ]  PLEASE MARK
       VOTE AS IN
       THIS EXAMPLE.

       THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS INSTRUCTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR ITEM 1.

1. Approval of the merger of Equity Office Properties Trust with and into Beacon Properties Corporation, a Maryland corporation, pursuant to an Agreement and Plan of Merger, dated as of September 15, 1997, among Equity Office Properties Trust, EOP Operating Limited Partnership, Beacon Properties Corporation and Beacon Properties, L.P.

              [  ]            [  ]                [  ]
               For            Against             Abstain

2.     Upon any other matter which may properly come before the meeting.


                                    MARK HERE     [  ]
                                    FOR ADDRESS
                                    CHANGE AND
                                    NOTE AT LEFT

                              Please sign exactly as name appears on this Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

                              The undersigned hereby revokes any proxy or proxies heretofore given to vote such shares at said meeting or any adjournment thereof.


                              Signature:_____________________  Date:_______

                              Signature:_____________________  Date:_______